UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

UBIQUITI NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 E. Tasman Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2011, Ubiquiti Networks, Inc. (the “Company”) entered into an agreement dated December 8, 2011 (the “Lease”) with Carr NP Properties, L.L.C. to lease approximately 64,512 square feet of office and research and development space located at 2580 Orchard Parkway, San Jose, California 95131 (the “Orchard Facility”) for a 63 month period (the “Term”) expected to begin on the later of (i) April 1, 2012, or (ii) the date on which the Orchard Facility is ready for occupancy. The Company has the option to extend the Term of the Lease for an additional period of five years subject to specified terms and conditions, including a specified time period when notice must be provided and when the option must be exercised.

The Lease provides for monthly payments of rent during the Term as set forth in the Lease. The Lease also provides that the Company must also pay certain expenses and fees in addition to the base rent.

The Company plans to relocate its corporate headquarters, and all employees currently based at 91 E. Tasman Drive, San Jose, California 95134, to the Orchard Facility.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of such agreement referenced as Exhibit 10.16 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.16*	Office Lease, dated as of December 8, 2011 and executed on December 22, 2011, by and between Ubiquiti Networks, Inc. and Carr NP Properties, L.L.C.

*	To be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date: December 27, 2011	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.16*	Office Lease, dated as of December 8, 2011 and executed on December 22, 2011, by and between Ubiquiti Networks, Inc. and Carr NP Properties, L.L.C.

*	To be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011.